EXHIBIT 10.26


THIS AMENDED AND RESTATED SUBORDINATED PROMISSORY NOTE IS SUBORDINATED IN RIGHT OF PAYMENT AS SET FORTH HEREIN TO THE OBLIGATIONS OF MAKER TO UNION BANK OF CALIFORNIA, N.A. ("BANK") UNDER (AND AS DEFINED IN) THAT CERTAIN AMENDED AND RESTATED TERM LOAN AGREEMENT, DATED AS OF JUNE 29, 2001, BY AND BETWEEN MAKER AND BANK, AS AMENDED (COLLECTIVELY, THE "BANK LOAN AGREEMENT"),


                              AMENDED AND RESTATED
                          SUBORDINATED PROMISSORY NOTE

$11,426.818.73                                                      June 30,2001
                                                           San Diego, California


                  FOR VALUE RECEIVED, SVI Solutions, Inc., a Delaware corporation ("Maker") (predecessor by merger to SVI Holdings, Inc., a Nevada corporation), promises to pay to the order of Softline Limited, a South African corporation ("Holder") the principal sum of eleven million, four hundred twenty-six thousand, eight hundred eighteen dollars and seventy-three cents ($11,426,818.73), with interest on such principal sum from the date of this Note until paid at the rate of fourteen percent (14%) per annum, payable as more fully oat forth below:

         1. PAYMENTS. Subject to the full and final payment of all Obligations of Maker to Bank under (ad as defined in) the Bank Loan Agreement (the "Bank Obligations") referred to in the legend appearing at the top of this Note, all unpaid principal and accrued interest under this Note shall become due and payable an May 1, 2003, unless the Bank Loan Agreement is not extended in which event, such amount shall become due and payable on November 1, 2002. Holder may extend the term of this Note in its sole and absolute discretion. So long as any of the Bank Obligations remain unpaid, Maker shall not pay and Holder shall not collect or receive payment upon any of the obligations owed by Maker to Holder hereunder, including without limitation, any principal, interest, costs, charges or other liabilities or obligations, provided that nothing herein shall prevent the conversion, from time to time, of amounts owing under this Note into common equity of the Maker. For greater certainty, upon the full and final indefeasible payment of all of the Bank Obligations, this Note shall cease to be subordinated thereto.

         2. MANNER OF PAYMENTS. All payments by Maker under this Note shall be
(a) made in lawful money of the United States of America without set-off, deduction or counterclaim of any kind whatsoever, except as expressly provided in this Note, (b) credited first to amounts for late charges, if any, second to amounts for Holder's costs of enforcing this Note, if any, third to any accrued interest under this Note and finally to the principal balance under this Note, and (c) deemed paid by Maker upon their actual receipt by Holder. Interest for any period less than one year shall be calculated on the basis of 1/360th of one year's interest multiplied by the number of days during such period.

         3. COMMERCIAL PURPOSES. Maker acknowledges that the loan evidenced by this Note is obtained for business or commercial purposes and that the proceeds of such loan will not be used primarily for personal, family, household or agricultural purposes.

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         4. NOTE WAIVERS. Maker waives presentment, demand, protest, notice of demand and dishonor.

         5. PREPAYMENT WITHOUT PENALTY. Following the full and final payment by Maker of all of Its Obligations to Bank under (and as defined in) the Bank Loan Agreement referred to above, this Note may be prepaid in whole or in part at any time without penalty.

         6. GOVERNING LAW. This Note shall be governed by and must be construed in accordance with the laws of the State of California.

         7. FURTHER ASSURANCES. Maker shall execute all instruments and documents and take all actions as may be reasonably requited to effectuate this Note.

         8. VENUE AND JURISDICTION. All actions and proceedings arising in connection with this Agreement must be tried and litigated exclusively in the State and Federal courts located in the County of San Diego, State of California, which courts are acknowledged to have personal jurisdiction over each of the parties to this Note for the purpose of adjudicating all matters arising out of or related to this Note and are further acknowledged to be the proper venue for adjudication of such disputes. Each party authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices set forth in this Agreement.

         9. TIME OF ESSENCE. Time and strict and punctual performance are of the essence with respect to each provision of this Note. Notwithstanding the foregoing, Maker shall not be deemed in default for failure to pay when due any principal, interest or other amounts due under this Note unless and until five days have elapsed from the date Holder gives written notice of such failure and Maker has failed to make such payment within such five-day period.

         10. ATTORNEY'S FEES. In the event any litigation, arbitration, mediation, or other proceeding ("Proceeding") is initiated by any party(ies) against any other party(ies) to enforce, interpret or otherwise obtain judicial or quasi-judicial relief in connection with this Note, the prevailing party(ies) in such Proceeding shall be entitled in recover from the unsuccessful party(ies) all costs, expenses, actual attorney's and expert witness fees, relating to or arising out of (a) such Proceeding (whether or not such Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including without limitation one to enforce any judgment or award resulting from any such Proceeding. Any such judgment or award shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney's fees.

         11. PRIOR UNDERSTANDINGS. This Note contains the entire agreement between the parties to this Note with respect to the subject matter of this Note, is intended as a final expression of such parties' agreement with respect to such terms as arc included in this Note, is intended as a complete and exclusive statement of the terms of such Note, and supersedes all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this Note.

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         12. MODIFICATION. This Note may be modified only by a contract in writing executed by Maker and Holder.

         13. HEADINGS. The headings of the Paragraphs of this Note have been included only for convenience, and shall not be deemed in any manner to modify or limit any of the provisions of this Note, or be used in any manner in the interpretation of this Note.

         14. WAIVER. Any waiver of a default under this Note must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Note. No delay or omission in the exercise of any right or remedy shall impair such right or remedy or be construed as a waiver. A consent to or approval of any act shall not be deemed to waive or render unnecessary consent to or approval of any other or subsequent act.

         15. EXECUTION OF NOTE. This Note may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which, when executed and delivered will be deemed to be an original and all of which counterparts, when taken together will be deemed to be one and the same instrument. Execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party. The execution of this Note by any party hereto will not become effective until counterparts hereof have been executed by all the parties hereto.

         16. REPLACEMENT OF PRIOR NOTE. This Note amends, restates, replaces and supercedes that certain Promissory Note, dated October ___, 2000, in the original principal amount of $10,000,000, executed by Maker to the order of Holder (the "Prior Note") which Prior Note upon Maker's execution and delivery of this Note to Holder shall be null, void and of no further legal force or effect.

                                     Maker:    SVI SOLUTIONS, INC., a Delaware
                                               corporation


                                               By: /s/ K.M. O'Neill
                                                  ------------------------------
                                               (Print Name) K.M. O'Neill
                                                           ---------------------
                                               Title:   Chief Financial Officer
                                                      --------------------------

                                               SOFTLINE LIMITED, a South African
                                               corporation



                                               By: /s/ Steven Cohen
                                                  ------------------------------
                                               (Print Name)  Steven Cohen
                                                           ---------------------
                                               Title: Chief Operating Officer
                                                     ---------------------------


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